EXHIBIT 99.1

1Q18

MB FINANCIAL, INC. REPORTS FIRST QUARTER 2018 NET INCOME OF $56.8 MILLION

CHICAGO, April 24, 2018 – MB Financial, Inc. (NASDAQ: MBFI), the holding company for MB Financial Bank, N.A., today announced first quarter 2018 net income of $56.8 million compared to $144.2 million last quarter and $54.5 million in the first quarter a year ago.  Diluted earnings per common share were $0.81 in the first quarter of 2018 compared to $1.67 last quarter and $0.62 in the first quarter a year ago.

"Overall, we had a good quarter. Our operating earnings were up 21.1% from last quarter with increases in our banking and leasing segments. Other contributing factors to our results for the quarter include net interest margin expansion, good expense control, and stable credit quality," stated Mitchell Feiger, President and Chief Executive Officer of MB Financial, Inc. "Loan and deposit balances were relatively unchanged. This is consistent with our expectations of seasonal fluctuations in the first quarter compared to other quarters."

Mr. Feiger continued, "Regarding mortgage, we announced earlier this month our plan to discontinue our national residential mortgage origination business. We had been pursuing a strategy of improving the profitability of our mortgage business by growing retail originations, which have typically been more profitable and consistent. However, with recent economic changes, the competitiveness of the mortgage industry, and recent low origination margins, we determined that we would be unable to successfully execute that strategy within a reasonable period of time. We plan to continue originating residential mortgage loans in the greater Chicago area through our mortgage retail offices, retain the mortgage servicing asset as well as our mortgage servicing operation in Wilmington, Ohio, and continue holding residential mortgages on our balance sheet."

"Our successes, and the tough business decisions we sometimes have to make, are guided by the pillars of our long-term strategy: high quality low-cost deposits; strong rapidly growing fee businesses; diversification across revenue and profit sources, loans, and deposits; and close attention to balance sheet risk, especially credit quality. These pillars, coupled with our nimbleness to offer products and services that provide maximum value to our clients in a rapidly-changing economic environment, position us well for the future," stated Mr. Feiger.

Operating Earnings (in thousands, except per share data)

	1Q18	4Q17	3Q17	2Q17	1Q17
Net income - as reported	$56,757	$144,194	$60,843	$44,466	$54,537
Non-core items, net of tax (1)	614	(96,814)	1,942	3,292	(1,358)
Operating earnings	57,371	47,380	62,785	47,758	53,179
Dividends on preferred shares	3,100	2,000	2,002	2,002	2,003
Operating earnings available to common stockholders	$54,271	$45,380	$60,783	$45,756	$51,176
Diluted earnings per common share - as reported (2) (3)	$0.81	$1.67	$0.69	$0.50	$0.62
Impact of return from preferred stockholders due to redemption (2)	(0.18)	—	—	—	—
Impact of non-core items, net of tax	0.01	(1.14)	0.03	0.04	(0.02)
Diluted operating earnings per common share	$0.64	$0.53	$0.72	$0.54	$0.60

(1)	Non-core items represent the difference between non-core non-interest income and non-core non-interest expense net of tax. See "Non-GAAP Financial Information" section for details on non-core items.

(2)
The $0.81 diluted earnings per common share in the first quarter of 2018 were positively impacted by a $15.3 million, or $0.18 per common share, return from preferred stockholders due to the redemption of our 8% Series A non-cumulative perpetual preferred stock. The $15.3 million represents the excess carrying amount over the redemption price of the Series A preferred stock.

(3)
The $1.67 diluted earnings per common share in the fourth quarter of 2018 were positively impacted by a $104.2 million, or $1.23 per common share, tax benefit due to the enactment of the Tax Cuts and Jobs Act of 2017.

Key Items (compared to 4Q17)

Operating Earnings

•
Operating earnings increased by $10.0 million, or 21.1%, to $57.4 million compared to the prior quarter. This increase resulted mostly from the following items (net of tax): an increase of $1.9 million in earnings from investments in Small Business Investment Companies ("SBICs") and an $8.0 million decrease in income tax expense due to the decrease in the effective tax rate resulting from the Tax Cuts and Jobs Act ("TCJ Act"). These items were partly offset by a $2.8 million, net of tax, increase in provision for credit losses.

•	Diluted operating earnings per common share were $0.64 compared to $0.53 in the prior quarter.

Loans

•	Loan balances, excluding purchased credit-impaired loans, decreased $21.3 million (-0.2%, or -0.6%, annualized).

•	Average loan balances, excluding purchased credit-impaired loans, increased $143.6 million (+1.1%, or +4.3% annualized) to $13.8 billion due to increases in commercial and construction loans.

•
Average yield on loans, excluding accretion on loans acquired in bank mergers, increased 16 basis points to 4.33% from 4.17% in the prior quarter as a result of increases in short-term interest rates (prime rate and LIBOR).

Deposits

•	Low-cost deposits declined $30.5 million in the quarter (-0.2%, or -1.0% annualized).

•	Average low-cost deposits decreased $94.4 million (-0.8%, or -3.1% annualized) to $12.4 billion due to normal seasonal balance fluctuations.

•	Average cost of total deposits increased five basis points to 0.41%.

Net interest margin

•
Net interest margin on a fully tax equivalent basis, excluding accretion on loans acquired in bank mergers, increased six basis points in the quarter to 3.55%. This increase was due to higher loan yields partly offset by increased funding costs and a lower tax benefit on municipal investment securities and tax exempt loans as a result of the TCJ Act (six basis points).

•
Average interest earning assets decreased $290.2 million mostly due to (1) a seasonal reduction in deposit balances and (2) a reduction in cash caused by redemption of all $100 million of our 8% Series A non-cumulative perpetual preferred stock and $20 million of higher-cost junior subordinated debt.

•	Average cost of funds increased seven basis points to 0.58% due to higher rates paid on interest bearing liabilities partly offset by a favorable shift in liability mix.

Operating Segments (compared to 4Q17)

Banking

•	Operating earnings were $49.1 million, an increase of $5.4 million, or 12.3%, compared to the prior quarter.

•	This increase was due to a decrease in non-interest expenses, stronger earnings from investments in SBICs, and lower income tax expense, partly offset by an increase in provision for credit losses.

Leasing

•	Operating earnings were $8.6 million, an increase of $4.1 million, or 92.0%, compared to the prior quarter.

•	Operating earnings for the quarter increased due to higher lease financing revenues, lower provision for credit losses, and a lower effective tax rate.

Mortgage Banking

•	Operating loss was $295 thousand compared to an operating loss of $815 thousand in the prior quarter.

•
On April 12, 2018, we announced the discontinuation of our national mortgage origination business, which includes all originations outside of the Company's consumer banking footprint in the Chicagoland area. See "Operating Segments - Mortgage Banking Segment" section for additional details.

Guidance on Selected Financial Items

We expect:

•	for the full year 2018, outstanding loans to grow in the mid to high single digits (percent) from balances at December 31, 2017;

•	for the second quarter of 2018, net interest margin on a fully tax equivalent basis, excluding accretion on loans acquired in bank mergers, to be at least 3.60%;

•
non-interest expense for the full year 2018 to grow in the low single digits (percent) from the fourth quarter of 2017, excluding commissions and expenses related to the discontinuation of our national mortgage origination business; and

•	our effective tax rate to be approximately 24% in 2018.

Operating Segments

The Company currently has three reportable operating segments: Banking, Leasing, and Mortgage Banking. Our Banking Segment generates revenues primarily from its lending, deposit gathering, and fee business activities. Our Leasing Segment generates revenues through lease originations and related services. As a result of the discontinuation of our national mortgage origination business, we expect to stop operating the mortgage business as a defined segment with separate Mortgage Banking Segment reporting prior to the fourth quarter of 2018. The financial information below was adjusted for funds transfer pricing and internal allocations of certain expenses and excludes non-core non-interest income and expense.

Banking Segment

The following table summarizes certain financial information for the Banking Segment for the periods presented (in thousands):

	1Q18	4Q17	3Q17	2Q17	1Q17
Net interest income	$140,471	$140,180	$142,888	$135,982	$131,449
Provision for credit losses	7,579	501	3,637	8,890	3,527
Net interest income after provision for credit losses	132,892	139,679	139,251	127,092	127,922
Non-interest income:
Lease financing revenue, net	1,535	1,795	1,097	1,326	1,545
Treasury management fees	15,156	15,234	14,508	14,499	14,689
Wealth management fees	9,121	9,024	8,702	8,498	8,520
Card fees	4,787	5,032	4,585	4,413	4,566
Capital markets and international banking fees	2,998	3,999	4,870	3,586	3,253
Other non-interest income	10,675	9,359	10,940	9,655	9,306
Total non-interest income	44,272	44,443	44,702	41,977	41,879
Non-interest expense:
Salaries and employee benefits expense:
Salaries	44,821	44,782	45,096	44,019	42,120
Commissions	953	1,119	877	1,121	1,107
Bonus and stock-based compensation	10,610	10,418	10,032	10,603	10,619
Other salaries and benefits (1)	15,207	14,119	14,604	12,698	13,705
Total salaries and employee benefits expense	71,591	70,438	70,609	68,441	67,551
Occupancy and equipment expense	14,089	13,769	12,372	12,298	12,117
Computer services and telecommunication expense	9,741	9,664	8,386	7,976	7,514
Professional and legal expense	1,359	1,967	1,239	1,455	1,600
Other operating expenses	16,745	18,817	16,757	18,793	18,255
Total non-interest expense	113,525	114,655	109,363	108,963	107,037
Income before income taxes	63,639	69,467	74,590	60,106	62,764
Income tax expense	14,539	25,734	20,064	18,915	17,168
Operating earnings	$49,100	$43,733	$54,526	$41,191	$45,596
Total assets (period end)	$16,582,585	$16,448,960	$16,406,714	$16,320,111	$16,009,339

(1)	Includes health insurance, payroll taxes, 401(k) and profit sharing contributions, overtime, and temporary help expenses.

Banking Segment operating earnings for the first quarter of 2018 increased $5.4 million compared to the prior quarter.

•	Provision for credit losses increased due to required reserves on one loan relationship that migrated into non-performing status in the quarter and normal risk rating migrations in the loan portfolio.

•	Other non-interest income increased as a result of stronger earnings from investments in SBICs.

•	Prior quarter other salaries and benefits expense was impacted by lower health insurance expense due to fewer claims.

•	Other operating expenses decreased mostly due to lower FDIC premiums, travel, postage, card expenses, and operating losses.

•	Income tax expense decreased as a result of the decrease in the effective tax rate.

•	Total assets increased due to investments in mortgage-backed securities partly offset by a decrease in cash and cash equivalents.

Leasing Segment

The following table summarizes certain financial information for the Leasing Segment for the periods presented (in thousands):

	1Q18	4Q17	3Q17	2Q17	1Q17
Net interest income	$2,482	$2,602	$2,686	$2,345	$2,269
Provision for credit losses	(24)	3,184	399	410	(135)
Net interest income after provision for credit losses	2,506	(582)	2,287	1,935	2,404
Non-interest income:
Lease financing revenue, net	23,938	22,576	22,534	17,474	20,253
Other non-interest income	899	1,168	26	676	1,173
Total non-interest income	24,837	23,744	22,560	18,150	21,426
Non-interest expense:
Salaries and employee benefits expense:
Salaries	5,917	5,361	5,029	4,623	4,810
Commissions	2,520	2,777	2,328	2,115	2,572
Bonus and stock-based compensation	974	1,761	1,228	1,045	955
Other salaries and benefits (1)	1,809	1,329	1,572	1,523	1,581
Total salaries and employee benefits expense	11,220	11,228	10,157	9,306	9,918
Occupancy and equipment expense	1,167	1,090	1,070	1,011	944
Computer services and telecommunication expense	505	595	456	431	458
Professional and legal expense	373	457	403	392	399
Other operating expenses	2,212	2,101	2,412	2,266	2,088
Total non-interest expense	15,477	15,471	14,498	13,406	13,807
Income before income taxes	11,866	7,691	10,349	6,679	10,023
Income tax expense	3,300	3,229	4,307	2,525	4,119
Operating earnings	$8,566	$4,462	$6,042	$4,154	$5,904
Total assets (period end)	$1,360,117	$1,403,690	$1,307,459	$1,275,386	$1,173,558

(1)	Includes health insurance, payroll taxes, 401(k) and profit sharing contributions, overtime, and temporary help expenses.

Leasing Segment operating earnings for the first quarter of 2018 increased $4.1 million compared to the prior quarter.

•
Lease financing revenue increased as a result of higher promotional income and residual gains, partially offset by lower fees from the sale of third-party equipment maintenance contracts and rental income.

•	Provision for credit losses decreased as the prior quarter was impacted by greater loan charge-offs.

•	Salaries increased due to our investment in additional revenue generating staff offset by lower bonus expense.

•	Income tax expense was lower (in relation to income before taxes) as a result of the decrease in the effective tax rate.

Mortgage Banking Segment

The following table summarizes certain financial information for the Mortgage Banking Segment for the periods presented (in thousands):

	1Q18	4Q17	3Q17	2Q17	1Q17
Net interest income	$10,428	$10,611	$11,373	$10,667	$9,325
Provision for credit losses	(47)	(42)	481	399	342
Net interest income after provision for credit losses	10,475	10,653	10,892	10,268	8,983
Non-interest income:
Mortgage origination revenue (1)	17,854	18,146	22,647	23,936	22,142
Mortgage servicing revenue	7,193	4,228	5,595	6,216	6,314
Other non-interest income	1	—	1	—	—
Total non-interest income	25,048	22,374	28,243	30,152	28,456
Non-interest expense:
Salaries and employee benefits expense:
Salaries	13,849	12,322	11,867	11,247	11,881
Commissions	3,962	4,407	6,001	6,494	4,932
Bonus and stock-based compensation	471	1,153	651	905	716
Other salaries and benefits (2)	4,924	4,705	4,746	4,952	4,978
Total salaries and employee benefits expense	23,206	22,587	23,265	23,598	22,507
Occupancy and equipment expense	2,138	1,868	1,940	1,969	1,979
Computer services and telecommunication expense	1,673	1,779	1,734	1,701	1,663
Professional and legal expense	162	490	467	600	595
Other operating expenses (1)	8,749	7,673	8,043	8,539	7,915
Total non-interest expense	35,928	34,397	35,449	36,407	34,659
Income (loss) before income taxes	(405)	(1,370)	3,686	4,013	2,780
Income tax (benefit) expense	(110)	(555)	1,469	1,600	1,101
Operating (loss) earnings	$(295)	$(815)	$2,217	$2,413	$1,679
Total assets (period end)	$2,224,821	$2,234,290	$2,402,362	$2,369,560	$1,963,165

(1)	2017 amounts were revised as certain costs to originate mortgage loans were reclassified from mortgage origination revenue to other operating expenses.

(2)	Includes health insurance, payroll taxes, 401(k) and profit sharing contributions, overtime, and temporary help expenses.

On April 12, 2018, the Company announced that it will be discontinuing its national mortgage origination business, which includes all originations outside of the Company's consumer banking footprint in the Chicagoland area. As a result, the Company expects:

•
quarterly net interest income from the Mortgage Banking Segment to decline approximately $3.3 million (net of funding costs) by the third quarter of 2018, from $10.4 million in the first quarter of 2018 due to the decrease in loans held for sale,

•	quarterly mortgage origination revenue from the Mortgage Banking Segment to decline approximately $16.9 million by the third quarter of 2018 from $17.9 million in the first quarter of 2018,

•	quarterly mortgage servicing revenue from the Mortgage Banking Segment to decrease approximately $1.2 million by the third quarter of 2018 from $7.2 million in the first quarter of 2018,

•	quarterly non-interest expense from the Mortgage Banking Segment to decrease approximately $29.1 million by the end of 2018 from $35.9 million in the first quarter of 2018,

•	the fully phased in quarterly impact of these changes will be to increase our pre-tax income by approximately $7.7 million by the first quarter of 2019,

•
revenues to decrease more quickly than expenses as we will stop accepting locked loans and loan applications from our national residential mortgage origination business during the second quarter of 2018,

•	to incur one-time costs of approximately $37 to $41 million during the remainder of 2018, and

•	to stop operating its mortgage business as a defined segment with separate Mortgage Banking Segment reporting prior to the fourth quarter of 2018.

Additional Mortgage Banking Segment Data

The following table presents additional information regarding the Mortgage Banking Segment (dollars in thousands):

	1Q18	4Q17	3Q17	2Q17	1Q17
Mortgage origination revenue:
Gain on sale revenue, net	$11,652	$13,376	$17,098	$18,000	$15,607
Origination fees (1)	6,202	4,770	5,549	5,936	6,535
Total mortgage origination revenue	$17,854	$18,146	$22,647	$23,936	$22,142

Mortgage servicing revenue:
Servicing fees	$16,068	$14,802	$14,531	$14,065	$13,735
Amortization/prepayment of mortgage servicing rights (2)	(8,015)	(9,037)	(8,399)	(7,822)	(6,743)
Fair value changes of mortgage servicing rights	10,890	7,231	4,475	(6,195)	4,083
Economic hedge activity, net	(11,750)	(8,768)	(5,012)	6,168	(4,761)
Fair value changes of mortgage servicing rights net of economic hedge activity (3)	(860)	(1,537)	(537)	(27)	(678)
Total mortgage servicing revenue	$7,193	$4,228	$5,595	$6,216	$6,314

Mortgage servicing rights, at fair value:
Beginning balance	$276,279	$261,446	$249,688	$251,498	$238,011
Originations/purchases	12,407	16,639	15,682	12,207	16,147
Amortization/prepayment (2)	(8,015)	(9,037)	(8,399)	(7,822)	(6,743)
Fair value changes	10,890	7,231	4,475	(6,195)	4,083
Ending balance	$291,561	$276,279	$261,446	$249,688	$251,498

Mortgage servicing book (unpaid principal balance of loans serviced for others)	$22,362,896	$21,993,128	$21,380,397	$20,823,016	$20,450,217
Mortgage servicing rights valuation	1.30%	1.26%	1.22%	1.20%	1.23%

(1)	2017 amounts were revised as certain costs to originate mortgage loans were reclassified from mortgage origination revenue to other operating expenses.

(2)	Changes due to collection or realization of expected cash flows.

(3)
Approximately $800 thousand of the fourth quarter 2017 fair value change was due to an increase in delinquencies in the fourth quarter of 2017 resulting in higher anticipated collection costs and lower mortgage servicing rights asset value.

FORWARD-LOOKING STATEMENTS

When used in this document and in reports filed with or furnished to the Securities and Exchange Commission (the "SEC"), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “guidance,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) the possibility that our actual results on selected financial items for which we have provided guidance in this document will be materially different from such guidance; (2) the possibility that the actual changes in net interest income from the Mortgage Banking Segment, mortgage origination revenue from the Mortgage Banking Segment, mortgage servicing revenue from the Mortgage Banking Segment, non-interest expense from the Mortgage Banking Segment, and our pre-tax income resulting from the discontinuation of our national mortgage origination business will be materially different from the estimated changes provided in this document; (3) the risk that funds obtained from capital raising activities will not be utilized efficiently or effectively; (4) expected revenues, cost savings, synergies, and other benefits from our merger and acquisition activities might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (5) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan and lease losses, which could necessitate additional provisions for loan losses, resulting both from originated loans and loans acquired from other financial institutions; (6) the quality and composition of our securities portfolio; (7) competitive pressures among depository institutions; (8) interest rate movements and their impact on customer behavior, net interest margin and the value of our mortgage servicing rights; (9) the possibility that our mortgage banking business may experience increased volatility in its revenues and earnings and the possibility that the profitability of our mortgage banking business could be significantly reduced, both before and after the discontinuation of our national mortgage origination business, if we are unable to originate and sell mortgage loans at profitable margins or if changes in interest rates negatively impact the value of our mortgage servicing rights; (10) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (11) fluctuations in real estate values; (12) results of examinations of us and our bank subsidiary by regulatory authorities and the possibility that any such regulatory authority may, among other things, limit our business activities, require us to change our business mix, increase our allowance for loan and lease losses, write-down asset values or increase our capital levels, or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings; (13) our ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (14) the possibility that security measures implemented might not be sufficient to mitigate the risk of a cyber attack or cyber theft, and that such security measures might not protect against systems failures or interruptions; (15) our ability to realize the residual values of our direct finance, leveraged, and operating leases; (16) our ability to access cost-effective funding; (17) changes in financial markets; (18) changes in economic conditions in general and in the Chicago metropolitan area in particular; (19) the costs, effects, and outcomes of litigation; (20) new legislation or regulatory changes, including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act, changes in the interpretation and/or application of laws and regulations by regulatory authorities, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws, including but not limited to the TCJ Act, or interpretations thereof by taxing authorities; (21) changes in accounting principles, policies or guidelines; (22) our future acquisitions of other depository institutions or lines of business; and (23) future goodwill impairment due to changes in our business, changes in market conditions, or other factors.

We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

TABLES TO FOLLOW

CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands)	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
ASSETS
Cash and due from banks	$332,234	$397,880	$361,080	$348,550	$368,078
Interest earning deposits with banks	50,624	181,341	82,636	115,707	102,328
Total cash and cash equivalents	382,858	579,221	443,716	464,257	470,406
Investment securities:
Securities available for sale, at fair value	1,679,011	1,408,326	1,497,543	1,567,071	1,657,950
Securities held to maturity, at amortized cost	933,319	959,082	994,238	1,022,912	1,056,008
Marketable equity securities, at fair value	11,124	—	—	—	—
Non-marketable securities - FHLB and FRB Stock	118,955	114,111	152,345	160,204	144,427
Total investment securities	2,742,409	2,481,519	2,644,126	2,750,187	2,858,385
Loans held for sale	561,549	548,578	722,754	718,916	493,261
Loans:
Total loans, excluding purchased credit-impaired loans	13,824,990	13,846,318	13,753,459	13,465,064	12,789,667
Purchased credit-impaired loans	109,990	119,744	131,919	149,077	168,814
Total loans	13,934,980	13,966,062	13,885,378	13,614,141	12,958,481
Less: Allowance for loan and lease losses	161,712	157,710	159,128	154,033	144,170
Net loans	13,773,268	13,808,352	13,726,250	13,460,108	12,814,311
Lease investments, net	408,798	409,051	371,541	346,036	315,523
Premises and equipment, net	281,791	286,690	286,482	288,148	290,767
Cash surrender value of life insurance	204,710	203,602	204,855	203,534	202,233
Goodwill	1,003,548	1,003,548	999,925	999,925	999,925
Other intangibles	52,864	54,766	56,745	58,783	60,869
Mortgage servicing rights, at fair value	291,561	276,279	261,446	249,688	251,498
Other real estate owned, net	10,528	9,736	13,020	11,063	14,706
Other real estate owned related to FDIC transactions	4,185	4,788	4,817	4,849	3,864
Other assets	449,454	420,810	380,858	409,563	370,314
Total assets	$20,167,523	$20,086,940	$20,116,535	$19,965,057	$19,146,062
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Non-interest bearing	$6,385,149	$6,381,512	$6,101,159	$6,388,292	$6,211,173
Interest bearing	8,585,444	8,576,866	8,313,985	7,873,527	7,788,210
Total deposits	14,970,593	14,958,378	14,415,144	14,261,819	13,999,383
Short-term borrowings	717,679	861,039	1,865,415	1,993,358	1,550,628
Long-term borrowings	851,221	505,158	405,715	330,160	315,618
Junior subordinated notes issued to capital trusts	194,304	211,494	211,289	211,085	210,769
Accrued expenses and other liabilities	499,379	541,048	526,880	520,355	453,236
Total liabilities	17,233,176	17,077,117	17,424,443	17,316,777	16,529,634
Stockholders' Equity
Preferred stock	194,719	309,999	115,280	115,572	115,572
Common stock	860	858	858	857	857
Additional paid-in capital	1,692,650	1,691,007	1,685,971	1,681,252	1,675,956
Retained earnings	1,112,323	1,065,303	940,948	899,930	875,295
Accumulated other comprehensive (loss) income	(3,719)	3,584	9,772	10,520	8,415
Treasury stock	(62,486)	(60,928)	(60,737)	(59,851)	(59,667)
Total stockholders' equity	2,934,347	3,009,823	2,692,092	2,648,280	2,616,428
Total liabilities and stockholders' equity	$20,167,523	$20,086,940	$20,116,535	$19,965,057	$19,146,062

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(Dollars in thousands, except per share data)	1Q18	4Q17	3Q17	2Q17	1Q17
Interest income:
Loans:
Taxable	$157,119	$154,631	$155,440	$143,426	$133,737
Nontaxable	2,271	2,362	2,632	2,791	2,880
Investment securities:
Taxable	7,934	7,696	8,440	8,717	9,122
Nontaxable	9,476	9,677	9,731	9,837	9,973
Other interest earning accounts and Federal funds sold	131	600	327	228	199
Total interest income	176,931	174,966	176,570	164,999	155,911
Interest expense:
Deposits	15,032	13,552	10,865	8,793	7,475
Short-term borrowings	2,516	3,257	5,148	3,912	2,380
Long-term borrowings and junior subordinated notes	6,002	4,764	3,610	3,300	3,013
Total interest expense	23,550	21,573	19,623	16,005	12,868
Net interest income	153,381	153,393	156,947	148,994	143,043
Provision for credit losses	7,508	3,643	4,517	9,699	3,734
Net interest income after provision for credit losses	145,873	149,750	152,430	139,295	139,309
Non-interest income:
Mortgage banking revenue	25,047	22,374	28,242	30,152	28,456
Lease financing revenue, net	24,710	23,620	23,148	18,401	21,418
Treasury management fees	15,156	15,234	14,508	14,499	14,689
Wealth management fees	9,121	9,024	8,702	8,498	8,520
Card fees	4,787	5,032	4,585	4,413	4,566
Capital markets and international banking fees	2,998	3,999	4,870	3,586	3,253
Consumer and other deposit service fees	2,912	3,261	3,424	3,285	3,363
Brokerage fees	864	942	1,004	1,250	1,125
Loan service fees	2,245	2,197	2,114	2,037	1,969
Increase in cash surrender value of life insurance	1,108	1,511	1,321	1,301	1,288
Net (loss) gain on investment securities	(174)	111	83	137	231
Net loss on disposal of other assets	(357)	(2,016)	(180)	(4)	(123)
Other operating income	4,385	4,534	4,110	3,615	3,695
Total non-interest income	92,802	89,823	95,931	91,170	92,450
Non-interest expense:
Salaries and employee benefits expense	106,514	109,247	105,815	102,566	101,551
Occupancy and equipment expense	17,429	16,846	15,382	15,284	15,044
Computer services and telecommunication expense	11,156	11,304	10,062	9,785	9,440
Advertising and marketing expense	3,863	3,271	2,558	3,245	3,161
Professional and legal expense	1,898	2,957	2,109	2,450	2,691
Other intangible amortization expense	1,902	1,979	2,038	2,086	2,090
Branch exit and facilities impairment charges	—	(327)	2,773	6,589	(682)
Net loss (gain) recognized on other real estate owned and other related expense	47	(104)	(86)	690	844
Loss on extinguishment of debt	3,136	—	—	—	—
Other operating expenses	21,941	30,655	22,310	23,517	22,203
Total non-interest expense	167,886	175,828	162,961	166,212	156,342
Income before income taxes	70,789	63,745	85,400	64,253	75,417
Income tax expense (benefit)	14,032	(80,449)	24,557	19,787	20,880
Net income	56,757	144,194	60,843	44,466	54,537
Dividends on preferred shares	3,100	2,000	2,002	2,002	2,003
Return from preferred stockholders due to redemption	(15,280)	—	—	—	—
Net income available to common stockholders	$68,937	$142,194	$58,841	$42,464	$52,534

	1Q18	4Q17	3Q17	2Q17	1Q17
Common share data:
Basic earnings per common share	$0.82	$1.69	$0.70	$0.51	$0.63
Diluted earnings per common share	0.81	1.67	0.69	0.50	0.62
Weighted average common shares outstanding for basic earnings per common share	84,065,681	83,946,637	83,891,175	83,842,963	83,662,430
Weighted average common shares outstanding for diluted earnings per common share	84,896,401	84,964,759	84,779,797	84,767,414	84,778,130
Common shares outstanding (at end of period)	84,052,547	83,917,892	83,887,097	83,869,517	83,832,648

SELECTED FINANCIAL DATA

	1Q18	4Q17	3Q17	2Q17	1Q17
Performance Ratios:
Annualized return on average assets	1.15%	2.84%	1.21%	0.92%	1.16%
Annualized operating return on average assets (1)	1.17	0.93	1.25	0.99	1.13
Annualized return on average common equity	10.32	21.87	9.17	6.78	8.62
Annualized operating return on average common equity (1)	8.13	6.98	9.47	7.31	8.39
Annualized cash return on average tangible common equity (2)	17.15	36.90	15.81	11.94	15.27
Annualized cash operating return on average tangible common equity (3)	13.58	12.00	16.32	12.83	14.88
Efficiency ratio (4)	65.62	65.38	61.24	64.28	64.09
Annualized net non-interest expense to average assets (5)	1.43	1.44	1.25	1.40	1.35
Core non-interest income to revenues (6)	37.45	36.18	36.91	36.77	38.04
Net interest margin - fully tax equivalent basis (7)	3.67	3.63	3.76	3.71	3.69
Net interest margin - fully tax equivalent basis excluding acquisition accounting discount accretion on bank merger loans (8)	3.55	3.49	3.56	3.54	3.50
Cost of funds (9)	0.58	0.51	0.46	0.39	0.33
Loans to deposits	93.08	93.37	96.32	95.46	92.56
Asset Quality Ratios:
Non-performing loans (10) to total loans	0.44%	0.55%	0.36%	0.38%	0.38%
Non-performing assets (10) to total assets	0.36	0.43	0.32	0.32	0.34
Allowance for loan and lease losses to non-performing loans (10)	263.72	205.33	314.39	295.07	293.02
Allowance for loan and lease losses to total loans	1.16	1.13	1.15	1.13	1.11
Net loan charge-offs (recoveries) to average loans, excluding loans held for sale (annualized)	0.10	0.16	(0.02)	(0.00)	(0.03)
Capital Ratios:
Tangible equity to tangible assets (11)	9.89%	10.32%	8.68%	8.51%	8.71%
Tangible common equity to tangible assets (12)	8.87	8.70	8.07	7.90	8.07
Tangible common equity to risk weighted assets (13)	9.85	9.71	8.99	8.90	9.07
Total capital to risk-weighted assets (14)	13.61	14.23	11.67	11.60	11.80
Tier 1 capital to risk-weighted assets (14)	10.69	11.20	9.46	9.37	9.54
Common equity tier 1 capital to risk-weighted assets (14)	9.57	9.40	8.80	8.70	8.84
Tier 1 capital to average assets (leverage ratio) (14)	9.78	10.02	8.59	8.60	8.58
Per Share Data:
Book value per common share (15)	$32.59	$32.17	$30.72	$30.20	$29.83
Less: goodwill and other intangible assets, net of tax benefit, per common share	12.40	12.44	12.36	12.38	12.40
Tangible book value per common share (16)	$20.19	$19.73	$18.36	$17.82	$17.43
Cash dividends per common share	$0.24	$0.21	$0.21	$0.21	$0.19

(1)
Annualized operating return on average assets is computed by dividing annualized operating earnings by average total assets. Annualized operating return on average common equity is computed by dividing annualized operating earnings less dividends on preferred shares by average common equity. Operating earnings is defined as net income as reported less non-core items, net of tax.

(2)
Annualized cash return on average tangible common equity is computed by dividing net cash flow available to common stockholders (net income available to common stockholders, plus other intangibles amortization expense, net of tax benefit) by average tangible common equity (average common stockholders' equity less average goodwill and average other intangibles, net of tax benefit).

(3)
Annualized cash operating return on average tangible common equity is computed by dividing annualized cash operating earnings (operating earnings plus other intangibles amortization expense, net of tax benefit, less dividends on preferred shares) by average tangible common equity. Operating earnings is defined as net income as reported less non-core items, net of tax.

(4)
Equals total non-interest expense excluding non-core items divided by the sum of net interest income on a fully tax equivalent basis, total non-interest income less non-core items, and tax equivalent adjustment on the increase in cash surrender value of life insurance.

(5)
Equals total non-interest expense excluding non-core items less total non-interest income excluding non-core items plus the tax equivalent adjustment on the increase in cash surrender value of life insurance divided by average assets.

(6)
Equals total non-interest income excluding non-core items and tax equivalent adjustment on the increase in cash surrender value of life insurance divided by the sum of net interest income on a fully tax equivalent basis, total non-interest income less non-core items, and tax equivalent adjustment on the increase in cash surrender value of life insurance.

(7)	Represents net interest income on a fully tax equivalent basis assuming a Federal tax rate of 21% for 2018 and 35% for 2017, as a percentage of average interest earning assets.

(8)
Represents net interest income on a fully tax equivalent basis assuming a Federal tax rate of 21% for 2018 and 35% for 2017, excluding acquisition accounting discount accretion on bank merger loans as a percentage of average interest earning assets.

(9)	Equals total interest expense divided by the sum of average interest bearing liabilities and non-interest bearing deposits.

(10)
Non-performing loans exclude purchased credit-impaired loans and loans held for sale.  Non-performing assets exclude purchased credit-impaired loans, loans held for sale, and other real estate owned related to FDIC transactions.

(11)	Equals total ending stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.

(12)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.

(13)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by risk-weighted assets. Current quarter risk-weighted assets are estimated.

(14)	Current quarter ratios are estimated.

(15)	Equals total ending common stockholders’ equity divided by common shares outstanding.

(16)	Equals total ending common stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by common shares outstanding.

BALANCE SHEET DETAILS TO FOLLOW

INVESTMENT SECURITIES

The following table sets forth, by type, the carrying value of our investment securities, excluding marketable equity securities and non-marketable FHLB and FRB stock, as well as the unrealized (loss) gain, net of our investment securities available for sale as of the dates indicated (in thousands):

	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Securities available for sale:
Fair value
Government sponsored agencies and enterprises	$22,885	$23,007	$23,146	$23,229	$23,330
States and political subdivisions	366,906	379,325	385,829	387,351	389,109
Mortgage-backed securities	1,251,229	924,734	962,477	1,006,931	1,056,529
Corporate bonds	37,991	70,197	115,014	138,556	178,097
Equity securities (1)	—	11,063	11,077	11,004	10,885
Total fair value	$1,679,011	$1,408,326	$1,497,543	$1,567,071	$1,657,950

Unrealized (loss) gain, net
Government sponsored agencies and enterprises	$(63)	$(6)	$69	$88	$126
States and political subdivisions	11,848	15,512	19,642	19,966	17,780
Mortgage-backed securities	(15,166)	(8,414)	(2,101)	(1,233)	(2,412)
Corporate bonds	(29)	42	433	608	762
Equity securities (1)	—	(173)	(100)	(110)	(172)
Total unrealized (loss) gain, net	$(3,410)	$6,961	$17,943	$19,319	$16,084

Securities held to maturity, at amortized cost:
States and political subdivisions	$874,306	$878,400	$888,576	$896,043	$910,336
Mortgage-backed securities	59,013	80,682	105,662	126,869	145,672
Total amortized cost	$933,319	$959,082	$994,238	$1,022,912	$1,056,008

(1)	Reflected in marketable equity securities on the consolidated balance sheet following the adoption of the new investments in equity securities guidance on January 1, 2018.

The Company has no direct exposure to the State of Illinois, but approximately 19% of the state and political subdivisions portfolio consisted of securities issued by municipalities located in Illinois as of March 31, 2018.

LOAN PORTFOLIO

The following table sets forth the composition of the loan portfolio (excluding loans held for sale) based on balances as of the dates indicated (dollars in thousands):

	3/31/2018		12/31/2017		9/30/2017		6/30/2017		3/31/2017
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial-related loans:
Commercial	$4,790,803	34%	$4,786,180	34%	$4,793,838	35%	$4,703,328	35%	$4,364,122	34%
Commercial loans collateralized by assignment of lease payments (lease loans)	2,095,189	15	2,113,135	15	2,074,215	15	2,076,911	15	2,008,601	16
Commercial real estate	4,093,045	29	4,147,529	30	4,094,706	29	3,882,754	29	3,734,171	29
Construction real estate	479,638	4	406,849	3	395,794	3	449,116	3	554,942	4
Total commercial-related loans	11,458,675	82	11,453,693	82	11,358,553	82	11,112,109	82	10,661,836	83
Other loans:
Residential real estate	1,391,900	10	1,432,458	10	1,433,595	10	1,411,259	10	1,227,218	9
Indirect vehicle	692,642	5	667,928	4	655,213	4	627,819	4	573,792	4
Home equity	202,920	1	219,098	2	228,726	2	238,952	2	246,805	2
Consumer	78,853	1	73,141	1	77,372	1	74,925	1	80,016	1
Total other loans	2,366,315	17	2,392,625	17	2,394,906	17	2,352,955	17	2,127,831	16
Total loans, excluding purchased credit-impaired loans	13,824,990	99	13,846,318	99	13,753,459	99	13,465,064	99	12,789,667	99
Purchased credit-impaired loans	109,990	1	119,744	1	131,919	1	149,077	1	168,814	1
Total loans	$13,934,980	100%	$13,966,062	100%	$13,885,378	100%	$13,614,141	100%	$12,958,481	100%
Change in total loans, excluding purchased credit-impaired loans:
From prior quarter	-0.2%		+0.7%		+2.1%		+5.3%		+1.5%
From same quarter one year ago	+8.1%		+9.8%		+11.1%		+33.8%		+30.2%

The following table sets forth the composition of the loan portfolio (excluding loans held for sale) based on average balances for the periods indicated (dollars in thousands):

	1Q18		4Q17		3Q17		2Q17		1Q17
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Commercial-related loans:
Commercial	$4,750,035	34%	$4,638,618	34%	$4,630,865	34%	$4,494,343	34%	$4,269,545	34%
Commercial loans collateralized by assignment of lease payments (lease loans)	2,084,396	15	2,074,655	15	2,057,461	15	1,989,397	15	1,938,564	15
Commercial real estate	4,133,826	30	4,131,179	30	3,953,639	29	3,790,911	29	3,742,505	30
Construction real estate	443,329	3	410,416	3	442,197	3	512,385	4	554,612	4
Total commercial-related loans	11,411,586	82	11,254,868	82	11,084,162	81	10,787,036	82	10,505,226	83
Other loans:
Residential real estate	1,415,374	10	1,430,219	10	1,433,866	11	1,331,369	10	1,133,927	9
Indirect vehicle	676,590	5	663,474	4	641,328	4	601,394	4	552,669	4
Home equity	211,729	1	223,445	2	234,460	2	243,232	2	253,654	2
Consumer	76,606	1	76,249	1	76,591	1	81,164	1	81,564	1
Total other loans	2,380,299	17	2,393,387	17	2,386,245	18	2,257,159	17	2,021,814	16
Total loans, excluding purchased credit-impaired loans	13,791,885	99	13,648,255	99	13,470,407	99	13,044,195	99	12,527,040	99
Purchased credit-impaired loans	113,942	1	127,781	1	139,246	1	161,218	1	156,058	1
Total loans	$13,905,827	100%	$13,776,036	100%	$13,609,653	100%	$13,205,413	100%	$12,683,098	100%
Change in total loans, excluding purchased credit-impaired loans:
From prior quarter	+1.1%		+1.3%		+3.3%		+4.1%		+1.4%
From same quarter one year ago	+10.1%		+10.5%		+23.2%		+31.4%		+30.0%

ASSET QUALITY

The following table presents a summary of criticized assets (excluding loans held for sale and excluding other real estate owned acquired as part of our FDIC-assisted transactions) as of the dates indicated (dollars in thousands):

	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Non-performing loans:
Non-accrual loans (1)	$60,151	$71,238	$49,926	$51,013	$47,042
Loans 90 days or more past due, still accruing interest	1,169	5,570	689	1,190	2,159
Total non-performing loans	61,320	76,808	50,615	52,203	49,201
Other real estate owned	10,528	9,736	13,020	11,063	14,706
Repossessed assets	661	589	497	484	477
Total non-performing assets	$72,509	$87,133	$64,132	$63,750	$64,384
Potential problem loans (2)	$208,201	$173,266	$160,840	$134,509	$153,779
Purchased credit-impaired loans (3)	$109,990	$119,744	$131,919	$149,077	$168,814
Total non-performing, potential problem and purchased credit-impaired loans	$379,511	$369,818	$343,374	$335,789	$371,794

Total allowance for loan and lease losses	$161,712	$157,710	$159,128	$154,033	$144,170
Accruing restructured loans (4)	28,591	28,554	32,850	29,658	31,101
Total non-performing loans to total loans	0.44%	0.55%	0.36%	0.38%	0.38%
Total non-performing assets to total assets	0.36	0.43	0.32	0.32	0.34
Allowance for loan and lease losses to non-performing loans	263.72	205.33	314.39	295.07	293.02

(1)
Includes $28.5 million, $30.8 million, $24.4 million, $23.7 million, and $20.7 million of restructured loans on non-accrual status at March 31, 2018, December 31, 2017, September 30, 2017, June 30, 2017, and March 31, 2017, respectively.

(2)
We define potential problem loans as loans rated substandard that do not meet the definition of a non-performing loan.  Potential problem loans carry a higher probability of default and require additional attention by management.

(3)
Includes $49.5 million, $54.9 million, $60.1 million, $65.7 million, and $68.8 million of Government National Mortgage Association ("GNMA") loans that have been repurchased at March 31, 2018, December 31, 2017, September 30, 2017, June 30, 2017, and March 31, 2017, respectively.

(4)	Accruing restructured loans consist of loans that have been modified and are performing in accordance with those modified terms as of the dates indicated.

The following table presents data related to non-performing loans by category (excluding loans held for sale and purchased credit-impaired loans that were acquired as part of our FDIC-assisted transactions and bank mergers) as of the dates indicated (in thousands):

	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Commercial and lease	$13,843	$18,522	$8,493	$8,166	$8,739
Commercial real estate	10,986	21,235	7,753	9,512	8,719
Consumer-related	36,491	37,051	34,369	34,525	31,743
Total non-performing loans	$61,320	$76,808	$50,615	$52,203	$49,201

Below is a reconciliation of the activity in our allowance for credit and loan and lease losses for the periods indicated (dollars in thousands):

	1Q18	4Q17	3Q17	2Q17	1Q17
Allowance for credit losses, at beginning of period	$159,408	$161,404	$156,297	$146,498	$141,842
Provision for credit losses	7,508	3,643	4,517	9,699	3,734
Charge-offs	6,818	7,448	2,830	2,921	3,373
Recoveries	3,292	1,809	3,420	3,021	4,295
Net charge-offs (recoveries)	3,526	5,639	(590)	(100)	(922)
Allowance for credit losses, at end of period	163,390	159,408	161,404	156,297	146,498
Allowance for unfunded credit commitments	(1,678)	(1,698)	(2,276)	(2,264)	(2,328)
Allowance for loan and lease losses, at end of period	$161,712	$157,710	$159,128	$154,033	$144,170
Total loans, excluding loans held for sale	$13,934,980	$13,966,062	$13,885,378	$13,614,141	$12,958,481
Average loans, excluding loans held for sale	13,905,827	13,776,036	13,609,653	13,205,413	12,683,098
Allowance for loan and lease losses to total loans, excluding loans held for sale	1.16%	1.13%	1.15%	1.13%	1.11%
Net loan charge-offs (recoveries) to average loans, excluding loans held for sale (annualized)	0.10	0.16	(0.02)	(0.00)	(0.03)

The following table presents the three elements of the Company's allowance for loan and lease losses as of the dates indicated (dollars in thousands):

	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Commercial related loans:
General reserve	$137,284	$132,787	$137,617	$133,869	$125,370
Specific reserve	7,290	6,056	2,453	1,800	1,272
Consumer related reserve	17,138	18,867	19,058	18,364	17,528
Total allowance for loan and lease losses	$161,712	$157,710	$159,128	$154,033	$144,170

Changes in the acquisition accounting discount for purchased credit-impaired ("PCI") and non-purchased credit-impaired ("Non-PCI") loans acquired in bank mergers were as follows for the three months ended March 31, 2018 (in thousands):

	Non-Accretable Discount - PCI Loans	Accretable Discount - PCI Loans	Accretable Discount - Non-PCI Loans	Total
Balance at beginning of period	$7,676	$12,069	$21,056	$40,801
Recoveries, net	312	—	—	312
Accretion	—	(2,411)	(2,338)	(4,749)
Transfer (1)	(609)	609	—	—
Balance at end of period	$7,379	$10,267	$18,718	$36,364

(1)	The transfer from non-accretable discount on purchased credit-impaired loans to accretable discount was due to better than expected cash flows on several pools of purchased credit-impaired loans.

DEPOSIT MIX

The following table shows the composition of deposits based on balances as of the dates indicated (dollars in thousands):

	3/31/2018		12/31/2017		9/30/2017		6/30/2017		3/31/2017
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Low-cost deposits:
Non-interest bearing deposits	$6,385,149	43%	$6,381,512	43%	$6,101,159	42%	$6,388,292	45%	$6,211,173	44%
Money market, NOW, and interest bearing deposits	4,858,506	32	4,954,765	33	4,842,097	34	4,600,506	32	4,580,773	33
Savings deposits	1,229,968	8	1,167,810	8	1,088,194	7	1,109,155	8	1,126,879	8
Total low-cost deposits	12,473,623	83	12,504,087	84	12,031,450	83	12,097,953	85	11,918,825	85
Certificates of deposit:
Certificates of deposit	1,397,868	10	1,392,409	9	1,381,993	10	1,340,071	9	1,261,228	9
Brokered certificates of deposit	1,099,102	7	1,061,882	7	1,001,701	7	823,795	6	819,330	6
Total certificates of deposit	2,496,970	17	2,454,291	16	2,383,694	17	2,163,866	15	2,080,558	15
Total deposits	$14,970,593	100%	$14,958,378	100%	$14,415,144	100%	$14,261,819	100%	$13,999,383	100%
Change in total deposits:
From prior quarter	+0.1%		+3.8%		+1.1%		+1.9%		-0.8%
From same quarter one year ago	+6.9%		+6.0%		+1.0%		+24.7%		+21.4%

The following table shows the composition of deposits based on average balances for the periods indicated (dollars in thousands):

	1Q18		4Q17		3Q17		2Q17		1Q17
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Low-cost deposits:
Non-interest bearing deposits	$6,293,453	42%	$6,370,801	43%	$6,337,955	44%	$6,336,151	45%	$6,209,402	45%
Money market, NOW, and interest bearing deposits	4,871,501	33	4,976,854	33	4,740,210	33	4,506,765	32	4,529,402	33
Savings deposits	1,208,843	8	1,120,550	7	1,094,625	7	1,113,159	8	1,131,757	8
Total low-cost deposits	12,373,797	83	12,468,205	83	12,172,790	84	11,956,075	85	11,870,561	86
Certificates of deposit:
Certificates of deposit	1,383,260	10	1,393,210	10	1,369,401	10	1,317,995	9	1,245,152	9
Brokered certificates of deposit	1,075,056	7	1,092,990	7	869,687	6	820,026	6	815,473	5
Total certificates of deposit	2,458,316	17	2,486,200	17	2,239,088	16	2,138,021	15	2,060,625	14
Total deposits	$14,832,113	100%	$14,954,405	100%	$14,411,878	100%	$14,094,096	100%	$13,931,186	100%
Change in total deposits:
From prior quarter	-0.8%		+3.8%		+2.3%		+1.2%		-2.4%
From same quarter one year ago	+6.5%		+4.8%		+13.2%		+22.7%		+21.4%

STATEMENT OF OPERATIONS DETAILS TO FOLLOW

NET INTEREST MARGIN

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	1Q18			4Q17			1Q17
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
Interest Earning Assets:
Loans held for sale	$545,392	$4,431	3.25%	$653,482	$5,683	3.48%	$565,128	$5,033	3.56%
Loans (1) (2) (3):
Commercial-related loans:
Commercial	4,750,035	55,394	4.66	4,638,618	53,505	4.51	4,269,545	45,755	4.29
Commercial loans collateralized by assignment of lease payments (lease loans)	2,084,396	19,756	3.79	2,074,655	19,314	3.72	1,938,564	17,781	3.67
Commercial real estate	4,133,826	48,811	4.72	4,131,179	47,763	4.52	3,742,505	40,500	4.33
Construction real estate	443,329	4,865	4.39	410,416	4,395	4.19	554,612	5,569	4.02
Total commercial-related loans	11,411,586	128,826	4.52	11,254,868	124,977	4.36	10,505,226	109,605	4.17
Other loans:
Residential real estate	1,415,374	11,848	3.35	1,430,219	11,621	3.25	1,133,927	9,441	3.33
Indirect	676,590	7,928	4.75	663,474	7,810	4.67	552,669	6,111	4.48
Home equity	211,729	2,340	4.48	223,445	2,414	4.29	253,654	2,502	4.00
Consumer	76,606	799	4.23	76,249	796	4.14	81,564	800	3.98
Total other loans	2,380,299	22,915	3.88	2,393,387	22,641	3.77	2,021,814	18,854	3.76
Total loans, excluding purchased credit-impaired loans	13,791,885	151,741	4.41	13,648,255	147,618	4.26	12,527,040	128,459	4.11
Purchased credit-impaired loans	113,942	3,821	13.60	127,781	4,964	15.41	156,058	4,675	12.15
Total loans	13,905,827	155,562	4.48	13,776,036	152,582	4.36	12,683,098	133,134	4.20
Taxable investment securities	1,264,282	7,934	2.51	1,315,473	7,696	2.34	1,593,209	9,122	2.29
Investment securities exempt from federal income taxes (3)	1,226,319	11,995	3.91	1,249,181	14,888	4.77	1,278,150	15,344	4.80
Federal funds sold	72	0	1.80	37	0	1.73	38	0	1.23
Other interest earning deposits	125,351	131	0.42	363,273	600	0.66	130,553	199	0.62
Total interest earning assets	$17,067,243	$180,053	4.22%	$17,357,482	$181,449	4.13%	$16,250,176	$162,832	4.01%
Non-interest earning assets	2,871,314			2,809,191			2,752,806
Total assets	$19,938,557			$20,166,673			$19,002,982
Interest Bearing Liabilities:
Core funding:
Money market, NOW, and interest bearing deposits	$4,871,501	$6,319	0.53%	$4,976,854	$5,617	0.45%	$4,529,402	$2,622	0.23%
Savings deposits	1,208,843	816	0.27	1,120,550	478	0.17	1,131,757	255	0.09
Certificates of deposit	1,383,260	3,364	0.99	1,393,210	3,143	0.90	1,245,152	1,690	0.55
Customer repurchase agreements	216,526	169	0.32	217,390	137	0.25	198,977	100	0.20
Total core funding	7,680,130	10,668	0.56	7,708,004	9,375	0.48	7,105,288	4,667	0.27
Wholesale funding:
Brokered certificates of deposit (includes fee expense)	1,075,056	4,532	1.71	1,092,990	4,314	1.57	815,473	2,908	1.45
Other borrowings	1,431,735	8,350	2.33	1,672,957	7,884	1.84	1,819,393	5,293	1.16
Total wholesale funding	2,506,791	12,882	2.07	2,765,947	12,198	1.73	2,634,866	8,201	1.25
Total interest bearing liabilities	$10,186,921	$23,550	0.93%	$10,473,951	$21,573	0.81%	$9,740,154	$12,868	0.53%
Non-interest bearing deposits	6,293,453			6,370,801			6,209,402
Other non-interest bearing liabilities	496,914			541,823			465,083
Stockholders' equity	2,961,269			2,780,098			2,588,343
Total liabilities and stockholders' equity	$19,938,557			$20,166,673			$19,002,982
Net interest income/interest rate spread (4)		$156,503	3.29%		$159,876	3.32%		$149,964	3.48%
Taxable equivalent adjustment		3,122			6,483			6,921
Net interest income, as reported		$153,381			$153,393			$143,043
Net interest margin (5)			3.59%			3.49%			3.52%
Tax equivalent effect			0.08%			0.14%			0.17%
Net interest margin on a fully tax equivalent basis (5)			3.67%			3.63%			3.69%

(1)	Non-accrual loans are included in average loans.

(2)	Interest income includes amortization of deferred loan origination fees and costs.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a Federal tax rate of 21% for 2018 and 35% for 2017.

(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.

The tables below reflect the impact that the acquisition accounting loan discount accretion on acquired loans had on the loan yield and net interest margin on a fully tax equivalent basis for the periods indicated (dollars in thousands):

	1Q18			4Q17			1Q17
	Average Balance	Interest	Yield	Average Balance	Interest	Yield	Average Balance	Interest	Yield
Loan yield excluding acquisition accounting discount accretion on bank merger loans:
Total loans, as reported	$13,905,827	$155,562	4.48%	$13,776,036	$152,582	4.36%	$12,683,098	$133,134	4.20%
Less acquisition accounting discount on non-PCI loans	(19,887)	2,388		(22,513)	2,914		(38,442)	4,970
Less acquisition accounting discount on PCI loans	(18,696)	2,411		(22,605)	3,166		(33,811)	2,188
Total loans, excluding acquisition accounting discount on bank merger loans	$13,944,410	$150,763	4.33%	$13,821,154	$146,502	4.17%	$12,755,351	$125,976	3.95%

Net interest margin on a fully tax equivalent basis, excluding acquisition accounting discount accretion on bank merger loans:
Total interest earning assets, as reported	$17,067,243	$156,503	3.67%	$17,357,482	$159,876	3.63%	$16,250,176	$149,964	3.69%
Less acquisition accounting discount on non-PCI loans	(19,887)	2,388		(22,513)	2,914		(38,442)	4,970
Less acquisition accounting discount on PCI loans	(18,696)	2,411		(22,605)	3,166		(33,811)	2,188
Total interest earning assets/net interest margin on a fully tax equivalent basis, excluding acquisition accounting discount on bank merger loans	$17,105,826	$151,704	3.55%	$17,402,600	$153,796	3.49%	$16,322,429	$142,806	3.50%

NON-INTEREST INCOME

The following table presents non-interest income (in thousands):

	1Q18	4Q17	3Q17	2Q17	1Q17
Core non-interest income:
Key fee initiatives:
Lease financing revenue, net	$24,710	$23,620	$23,148	$18,401	$21,418
Treasury management fees	15,156	15,234	14,508	14,499	14,689
Wealth management fees	9,121	9,024	8,702	8,498	8,520
Card fees	4,787	5,032	4,585	4,413	4,566
Capital markets and international banking fees	2,998	3,999	4,870	3,586	3,253
Total key fee initiatives	56,772	56,909	55,813	49,397	52,446
Mortgage banking revenue	25,047	22,374	28,242	30,152	28,456
Consumer and other deposit service fees	2,912	3,261	3,424	3,285	3,363
Brokerage fees	864	942	1,004	1,250	1,125
Loan service fees	2,245	2,197	2,114	2,037	1,969
Increase in cash surrender value of life insurance	1,108	1,511	1,321	1,301	1,288
Other operating income	4,445	2,616	3,104	2,458	2,734
Total core non-interest income	93,393	89,810	95,022	89,880	91,381
Non-core non-interest income:
Net (loss) gain on investment securities	(174)	111	83	137	231
Net loss on disposal of other assets	(357)	(2,016)	(180)	(4)	(123)
Recovery of low to moderate income real estate investment (1)	—	1,006	210	488	—
(Decrease) increase in market value of assets held in trust for deferred compensation (1)	(60)	912	796	669	961
Total non-core non-interest income	(591)	13	909	1,290	1,069
Total non-interest income	$92,802	$89,823	$95,931	$91,170	$92,450

(1)	Resides in other operating income in the consolidated statements of operations.

NON-INTEREST EXPENSE

The following table presents non-interest expense (in thousands):

	1Q18	4Q17	3Q17	2Q17	1Q17
Core non-interest expense: (1)
Salaries and employee benefits expense:
Salaries	$64,587	$62,465	$61,992	$59,889	$58,811
Commissions	7,435	8,303	9,206	9,730	8,611
Bonus and stock-based compensation	12,055	13,332	11,911	12,553	12,290
Other salaries and benefits (2)	21,940	20,153	20,922	19,173	20,264
Total salaries and employee benefits expense	106,017	104,253	104,031	101,345	99,976
Occupancy and equipment expense	17,394	16,727	15,382	15,278	15,040
Computer services and telecommunication expense	11,156	11,287	10,093	9,709	9,255
Advertising and marketing expense	3,837	3,266	2,558	3,245	3,161
Professional and legal expense	1,894	2,914	2,109	2,447	2,594
Other intangible amortization expense	1,902	1,979	2,038	2,086	2,090
Net (gain) loss recognized on other real estate owned (A)	(143)	(151)	84	706	607
Other real estate expense, net (A)	190	47	(170)	(16)	237
Other operating expenses	21,919	23,450	22,702	23,577	22,163
Total core non-interest expense	164,166	163,772	158,827	158,377	155,123
Non-core non-interest expense: (1)
Merger related and repositioning expenses (B)	644	136	1,579	7,166	258
Restructuring severance charges	—	808	—	—	—
One-time bonuses	—	2,700	—	—	—
Branch exit and facilities impairment charges	—	—	1,759	—	—
Loss on extinguishment of debt	3,136	—	—	—	—
Contribution to MB Financial Charitable Foundation (C)	—	7,500	—	—	—
(Decrease) increase in market value of assets held in trust for deferred compensation (D)	(60)	912	796	669	961
Total non-core non-interest expense	3,720	12,056	4,134	7,835	1,219
Total non-interest expense	$167,886	$175,828	$162,961	$166,212	$156,342

(1)
Letters denote the corresponding line items where these non-core non-interest expense items reside in the consolidated statements of operations as follows:  A – Net loss (gain) recognized on other real estate owned and other expense, B – See merger related and repositioning expenses table below, C – Other operating expenses, and D – Salaries and employee benefits.

(2)	Includes health insurance, payroll taxes, 401(k) and profit sharing contributions, overtime, and temporary help expenses.

The following table presents the detail of merger related and repositioning expenses (in thousands):

	1Q18	4Q17	3Q17	2Q17	1Q17
Merger related and repositioning expenses (1):
Salaries and employee benefits expense	$557	$574	$988	$552	$614
Occupancy and equipment expense	35	119	—	6	4
Computer services and telecommunication expense	—	17	(31)	76	185
Advertising and marketing expense	26	5	—	—	—
Professional and legal expense	4	43	—	3	97
Branch exit and facilities impairment charges (2)	—	(327)	1,014	6,589	(682)
Contingent consideration expense (3)	—	(454)	—	—	—
Other operating expenses	22	159	(392)	(60)	40
Total merger related and repositioning expenses	$644	$136	$1,579	$7,166	$258

(1)	Primarily includes costs incurred in connection with the mortgage banking acquisition in the fourth quarter of 2017 and the American Chartered merger.

(2)
Includes gains on previously closed branch facilities in the fourth quarter of 2017, costs associated with office space reconfiguration in the third quarter of 2017, exit charges on branches closed in the second quarter of 2017 due to the American Chartered merger, and a gain on the sale of a branch in the first quarter of 2017.

(3)
Includes an increase in our contingent consideration accrual for our acquisition of Celtic Leasing Corp. as a result of stronger lease residual performance than previously estimated. Also includes a decrease in our contingent consideration accrual for our acquisition of MSA Holdings, LLC. Resides in other operating expenses in the consolidated statements of operations.

The following table presents an alternative view of non-interest expense for the periods presented (in thousands):

	1Q18	4Q17	3Q17	2Q17	1Q17

Core non-interest expense (1)	$164,166	$163,772	$158,827	$158,377	$155,123
Less commissions (2)	7,435	8,303	9,206	9,730	8,611
Less net (gain) loss recognized on other real estate owned (3)	(143)	(151)	84	706	607
Less non-repeatable 4Q17 expenses (4)	—	2,600	—	—	—
Run-rate of non-interest expense (5)	$156,874	$153,020	$149,537	$147,941	$145,905
Percent change from prior period (5)	+2.5%	+2.3%	+1.1%	+1.4%

(1)	See "Non-interest Expense" section for reconciliation of core non-interest expense to total non-interest expense as reported.

(2)	Resides in salaries and employee benefits expense on the consolidated statements of operations.

(3)	Resides in net loss (gain) recognized on other real estate owned and other expense on the consolidated statements of operations.

(4)
Includes a portion of expenses from the following: occupancy and equipment expense, computer services and telecommunication expense, professional and legal expense, and other operating expense (travel, postage, and operating losses).

(5)
The run-rate of non-interest expense includes $5.0 million and $850 thousand in expenses in the first quarter of 2018 and fourth quarter of 2017, respectively, related to the mortgage banking acquisition in the fourth quarter of 2017. Excluding these expenses, the percent change for the first quarter of 2018 would have been -0.2%.

INCOME TAX EXPENSE

The following table presents information on our income tax rate (dollars in thousands):

	1Q18	4Q17	3Q17	2Q17	1Q17
Income before income taxes - as reported	$70,789	$63,745	$85,400	$64,253	$75,417
Tax at Federal statutory rate (21% for 2018 and 35% for 2017)	14,866	22,310	29,890	22,489	26,396

Increase (decrease) due to:
Tax exempt income, net	(2,639)	(4,673)	(4,665)	(4,815)	(4,900)
State tax expense (benefit), net of Federal impact	3,964	3,103	4,101	2,727	2,764
Other items, net	586	1,131	(802)	261	807
Tax expense before discrete items	16,777	21,871	28,524	20,662	25,067
Income tax rate before discrete items (effective tax rate)	23.7%	34.3%	33.4%	32.2%	33.2%

Discrete tax expense (benefit) items (1)	(201)	1,919	(1,643)	(220)	(2,738)
Discrete tax benefit corporate tax rate changes (2)	(2,544)	(104,239)	(2,324)	—	—
Discrete tax expense (benefit) merger related items (3)	—	—	—	(655)	(1,449)
Income tax expense - as reported	$14,032	$(80,449)	$24,557	$19,787	$20,880
Income tax rate	19.8%	(126.2)%	28.8%	30.8%	27.7%

(1)
Includes tax benefits on the vesting of restricted shares, exercise of options, and other compensation as well as the $2.1 million increase in state income tax accruals due to income allocation to high income tax rate jurisdictions for the fourth quarter of 2017.

(2)
Includes tax benefit due to the impact of the Illinois state income tax rate increase (effective July 1, 2017) on our deferred tax assets and the impact of the Federal income tax rate decrease due to the TCJ Act (enacted on December 22, 2017) on our net deferred tax liabilities.

(3)	Includes reversals of a tax liability no longer needed specifically related to two entities we acquired and certain non-deductible merger related items.

NON-GAAP FINANCIAL INFORMATION

This document contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP). These measures include operating earnings, core non-interest income, core non-interest income to revenues (with non-core items excluded from both core non-interest income and revenues), core non-interest expense, non-core non-interest income, and non-core non-interest expense, net interest income on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis excluding acquisition accounting discount accretion on bank merger loans, efficiency ratio, and the ratio of annualized net non-interest expense to average assets with net gains and losses on investment securities, net losses on disposal of other assets, recovery of low to moderate income real estate investment, and increase and decrease in market value of assets held in trust for deferred compensation excluded from the non-interest income components of these ratios and branch exit and facilities impairment charges, merger related and repositioning expenses, restructuring severance charges, one-time bonuses, loss on extinguishment of debt, increase and decrease in market value of assets held in trust for deferred compensation, and contribution to MB Financial Charitable Foundation excluded from the non-interest expense components of these ratios, with tax equivalent adjustment for tax-exempt interest income and increase in cash surrender value of life insurance, as applicable; ratios of tangible equity to tangible assets, tangible common equity to tangible assets, and tangible common equity to risk-weighted assets; tangible book value per common share; annualized operating return on average assets, annualized operating return on average common equity, annualized cash return on average tangible common equity, and annualized cash operating return on average tangible common equity. Our management uses these non-GAAP measures, together with the related GAAP measures, in its analysis of our performance and in making business decisions. Management also uses these measures for peer comparisons.

Management believes that operating earnings, core and non-core non-interest income, and core and non-core non-interest expense are useful in assessing our core operating performance and in understanding the primary drivers of our non-interest income and non-interest expense when comparing periods.

Management believes that operating earnings adjusted for merger related and repositioning expenses is a useful measure because it excludes expenses that can significantly fluctuate from acquisition to acquisition. In addition, management believes that excluding these expenses provides investors and analysts a measure to better understand the Company's primary operations when comparing the periods presented in the earnings release.

The tax equivalent adjustment to net interest income, net interest margin, tax-exempt interest income, and increase in cash surrender value of life insurance recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a Federal tax rate of 21% for 2018 and 35% for 2017. Management believes that it is a standard practice in the banking industry to present net interest income and net interest margin on a fully tax equivalent basis, and accordingly believes that providing these measures may be useful for peer comparison purposes. For the same reasons, management believes that the tax equivalent adjustments to tax-exempt interest income and increase in cash surrender value of life insurance are useful.

Management also believes that by excluding net gains and losses on investment securities, net losses on disposal of other assets, recovery of low to moderate income real estate investment, and increase and decrease in market value of assets held in trust for deferred compensation from the non-interest income components, and excluding branch exit and facilities impairment charges, merger related and repositioning expenses, restructuring severance charges, one-time bonuses, loss on extinguishment of debt, increase and decrease in market value of assets held in trust for deferred compensation, and contribution to MB Financial Charitable Foundation from the non-interest expense components, of the efficiency ratio and the ratio of annualized net non-interest expense to average assets, these ratios better reflect our core operating performance, as the excluded items do not pertain to our core business operations and their exclusion makes these ratios more meaningful when comparing our operating results from period to period.

The other measures exclude the acquisition-related goodwill and other intangible assets, net of tax benefit, in determining tangible assets, tangible equity, tangible common equity, and average tangible common equity and exclude other intangible amortization expense, net of tax benefit, in determining net cash flow available to common stockholders. Management believes the presentation of these other financial measures, excluding the impact of such items, provides useful supplemental information that is helpful in understanding our financial results, as they provide a method to assess management’s success in utilizing our tangible capital, as well as our capital strength. Management also believes that providing measures that exclude balances of acquisition-related goodwill and other intangible assets, which are subjective components of valuation, facilitates the comparison of our performance with the performance of our peers. In addition, management believes that these are standard financial measures used in the banking industry to evaluate performance.

The non-GAAP disclosures contained herein should not be viewed as substitutes for the results determined to be in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Reconciliations of net interest margin on a fully tax equivalent basis to net interest margin and net interest margin on a fully tax equivalent basis excluding acquisition accounting discount accretion on bank merger loans to net interest margin are contained in the tables under "Net Interest Margin." A reconciliation of tangible book value per common share to book value per common share is contained in the "Selected Financial Data" table. Reconciliations of core and non-core non-interest income and non-interest expense to non-interest income and non-interest expense are contained in the tables under "Non-interest Income" and "Non-interest Expense."

The following table presents a reconciliation of tangible equity to stockholders' equity (in thousands):

	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Stockholders' equity - as reported	$2,934,347	$3,009,823	$2,692,092	$2,648,280	$2,616,428
Less goodwill	1,003,548	1,003,548	999,925	999,925	999,925
Less other intangible assets, net of tax benefit	38,723	40,116	36,884	38,209	39,565
Tangible equity	$1,892,076	$1,966,159	$1,655,283	$1,610,146	$1,576,938

The following table presents a reconciliation of tangible assets to total assets (in thousands):

	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Total assets - as reported	$20,167,523	$20,086,940	$20,116,535	$19,965,057	$19,146,062
Less goodwill	1,003,548	1,003,548	999,925	999,925	999,925
Less other intangible assets, net of tax benefit	38,723	40,116	36,884	38,209	39,565
Tangible assets	$19,125,252	$19,043,276	$19,079,726	$18,926,923	$18,106,572

The following table presents a reconciliation of tangible common equity to common stockholders' equity (in thousands):

	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Common stockholders' equity - as reported	$2,739,628	$2,699,824	$2,576,812	$2,532,708	$2,500,856
Less goodwill	1,003,548	1,003,548	999,925	999,925	999,925
Less other intangible assets, net of tax benefit	38,723	40,116	36,884	38,209	39,565
Tangible common equity	$1,697,357	$1,656,160	$1,540,003	$1,494,574	$1,461,366

The following table presents a reconciliation of average tangible common equity to average common stockholders’ equity (in thousands):

	1Q18	4Q17	3Q17	2Q17	1Q17
Average common stockholders' equity - as reported	$2,708,911	$2,579,896	$2,546,744	$2,511,271	$2,472,771
Less average goodwill	1,003,548	1,001,027	999,925	999,925	1,001,005
Less average other intangible assets, net of tax benefit	39,212	36,049	37,346	38,836	40,052
Average tangible common equity	$1,666,151	$1,542,820	$1,509,473	$1,472,510	$1,431,714

The following table presents a reconciliation of net cash flow available to common stockholders to net income available to common stockholders (in thousands):

	1Q18	4Q17	3Q17	2Q17	1Q17
Net income available to common stockholders - as reported	$68,937	$142,194	$58,841	$42,464	$52,534
Plus other intangible amortization expense, net of tax benefit	1,503	1,286	1,325	1,356	1,359
Net cash flow available to common stockholders	$70,440	$143,480	$60,166	$43,820	$53,893

The following table presents a reconciliation of net income to operating earnings (in thousands):

	1Q18	4Q17	3Q17	2Q17	1Q17
Net income - as reported	$56,757	$144,194	$60,843	$44,466	$54,537
Less non-core items:
Net (loss) gain on investment securities	(174)	111	83	137	231
Net loss on disposal of other assets	(357)	(2,016)	(180)	(4)	(123)
Recovery of low to moderate income real estate investment	—	1,006	210	488	—
Increase in market value of assets held in trust for deferred compensation - other operating income	(60)	912	796	669	961
Merger related and repositioning expenses	(644)	(136)	(1,579)	(7,166)	(258)
Restructuring severance charges	—	(808)	—	—	—
One-time bonuses	—	(2,700)	—	—	—
Branch exit and facilities impairment charges	—	—	(1,759)	—	—
Loss on extinguishment of debt	(3,136)	—	—	—	—
Contribution to MB Financial Charitable Foundation	—	(7,500)	—	—	—
Increase in market value of assets held in trust for deferred compensation - other operating expense	60	(912)	(796)	(669)	(961)
Total non-core items	(4,311)	(12,043)	(3,225)	(6,545)	(150)
Income tax expense on non-core items	(1,153)	(4,618)	(1,283)	(2,598)	(59)
Income tax expense - other (1)	(2,544)	(104,239)	—	(655)	(1,449)
Non-core items, net of tax	(614)	96,814	(1,942)	(3,292)	1,358
Operating earnings	57,371	47,380	62,785	47,758	53,179
Dividends on preferred shares	3,100	2,000	2,002	2,002	2,003
Operating earnings available to common stockholders	$54,271	$45,380	$60,783	$45,756	$51,176
Diluted operating earnings per common share	$0.64	$0.53	$0.72	$0.54	$0.60
Weighted average common shares outstanding for diluted operating earnings per common share	84,896,401	84,964,759	84,779,797	84,767,414	84,778,130

(1)
The first quarter of 2018 and fourth quarter of 2017 include the reversal of deferred tax liability as a result of the decrease in Federal income tax rate effective January 1, 2018 due to the TCJ Act. The first quarter 2018 reversal of $2.5 million was recognized at the Leasing Segment. The fourth quarter 2017 reversal of $104.2 million was recognized as follows: $6.5 million at our Banking Segment, $65.3 million at our Leasing Segment, and $32.4 million at our Mortgage Banking Segment. The first and second quarters of 2017 include reversals of tax liabilities no longer needed specifically related to two entities we acquired.

The following table presents a reconciliation of net income to operating earnings for our operating segments (in thousands):

	1Q18	4Q17	3Q17	2Q17	1Q17
Banking Segment:
Net income - as reported	$46,550	$43,435	$52,584	$37,899	$46,954
Non-core items, net of tax	2,550	298	1,942	3,292	(1,358)
Operating earnings	$49,100	$43,733	$54,526	$41,191	$45,596

Leasing Segment:
Net income - as reported	$11,110	$69,783	$6,042	$4,154	$5,904
Non-core items, net of tax	(2,544)	(65,321)	—	—	—
Operating earnings	$8,566	$4,462	$6,042	$4,154	$5,904

Mortgage Banking Segment:
Net (loss) income - as reported	$(903)	$30,976	$2,217	$2,413	$1,679
Non-core items, net of tax	608	(31,791)	—	—	—
Operating (loss) earnings	$(295)	$(815)	$2,217	$2,413	$1,679

The following table presents the efficiency ratio calculation (dollars in thousands):

	1Q18	4Q17	3Q17	2Q17	1Q17
Non-interest expense	$167,886	$175,828	$162,961	$166,212	$156,342
Less merger related and repositioning expenses	644	136	1,579	7,166	258
Less loss on extinguishment of debt	3,136	—	—	—	—
Less restructuring severance charges	—	808	—	—	—
Less one-time bonuses	—	2,700	—	—	—
Less branch exit and facilities impairment charges	—	—	1,759	—	—
Less contribution to MB Financial Charitable Foundation	—	7,500	—	—	—
Less (decrease) increase in market value of assets held in trust for deferred compensation	(60)	912	796	669	961
Non-interest expense - as adjusted	$164,166	$163,772	$158,827	$158,377	$155,123

Net interest income	$153,381	$153,393	$156,947	$148,994	$143,043
Tax equivalent adjustment	3,122	6,483	6,657	6,800	6,921
Net interest income on a fully tax equivalent basis	156,503	159,876	163,604	155,794	149,964
Plus non-interest income	92,802	89,823	95,931	91,170	92,450
Plus tax equivalent adjustment on the increase in cash surrender value of life insurance	295	814	711	701	694
Less net (loss) gain on investment securities	(174)	111	83	137	231
Less net loss on disposal of other assets	(357)	(2,016)	(180)	(4)	(123)
Less recovery of low to moderate income real estate investment	—	1,006	210	488	—
Less (decrease) increase in market value of assets held in trust for deferred compensation	(60)	912	796	669	961
Non-interest income - as adjusted	93,688	90,624	95,733	90,581	92,075
Total revenue - as adjusted and on a fully tax equivalent basis	$250,191	$250,500	$259,337	$246,375	$242,039
Efficiency ratio	65.62%	65.38%	61.24%	64.28%	64.09%
Efficiency ratio (without adjustments)	68.20%	72.29%	64.44%	69.21%	66.39%

The following table presents the annualized net non-interest expense to average assets ratio calculation (dollars in thousands):

	1Q18	4Q17	3Q17	2Q17	1Q17
Non-interest expense - as adjusted (1)	$164,166	$163,772	$158,827	$158,377	$155,123
Less non-interest income - as adjusted (1)	93,688	90,624	95,733	90,581	92,075
Net non-interest expense - as adjusted	$70,478	$73,148	$63,094	$67,796	$63,048
Average assets	$19,938,557	$20,166,673	$19,945,855	$19,389,463	$19,002,982
Annualized net non-interest expense to average assets	1.43%	1.44%	1.25%	1.40%	1.35%
Annualized net non-interest expense to average assets (without adjustments)	1.53%	1.69%	1.33%	1.55%	1.36%

(1)	See "Efficiency Ratio Calculation" table for reconciliation of this item.

The following table presents the core non-interest income to revenues ratio calculation (dollars in thousands):

	1Q18	4Q17	3Q17	2Q17	1Q17
Non-interest income - as adjusted (1)	$93,688	$90,624	$95,733	$90,581	$92,075
Total revenue - as adjusted and on a fully tax equivalent basis (1)	$250,191	$250,500	$259,337	$246,375	$242,039
Core non-interest income to revenues ratio	37.45%	36.18%	36.91%	36.77%	38.04%
Non-interest income to revenues ratio (without adjustments)	37.70%	36.93%	37.94%	37.96%	39.26%

(1)	See "Efficiency Ratio Calculation" table for reconciliation of this item.